MANAGEMENT INFORMATION AND PROXY CIRCULAR AS AT MARCH 18, 2004 ANNUAL MEETING OF UNITHOLDERS TO BE HELD ON MAY 13, 2004

SOLICITATION OF PROXY

This Management Information and Proxy Circular is furnished in connection with the solicitation of proxies by and on behalf of management of Paramount Energy Operating Corp. (the "Administrator"), the administrator of Paramount Energy Trust (the "Trust"), as delegatee of certain powers of Computershare Trust Company of Canada (the "Trustee"), in its capacity as trustee of the Trust under the terms of a trust indenture dated June 28, 2002, as amended (the "Trust Indenture"), for use at the annual meeting and any adjournment thereof (the "Meeting") of the holders (the "Unitholders") of trust units ("Trust Units") of the Trust to be held at the time and place and for the purposes set forth in the notice of annual meeting of Unitholders.

The enclosed proxy is solicited by the Management of the Administrator and persons named in the proxy are directors of the Administrator.  The solicitation will be made primarily by mail, but also may be in person or by telephone.  The cost of solicitation by Management will be paid by the Trust.

RECORD DATE

The Unitholders of record at the close of business on April 1, 2004 (the "Record Date") are entitled to notice of, and to vote at, the Meeting.

APPOINTMENT OF PROXIES

The persons named in the enclosed proxy are directors of the Administrator of the Trust.  A Unitholder desiring to appoint some other person (who need not be a Unitholder) to represent such Unitholder at the Meeting may do so by striking out the other names and inserting such person's name in the blank space provided in the enclosed form of proxy or by completing another proper instrument of proxy and, in either case, delivering the completed proxy to the Trust's transfer agent, Computershare Trust Company of Canada at Computershare Investor Services Inc., 100 University Avenue, 9th Floor, Toronto, Ontario M5J 2Y1, Attention:  Proxy Department, in the enclosed self-addressed envelope, at least 48 hours (excluding Saturdays, Sundays and holidays) prior to the commencement of the Meeting or any adjournment or adjournments thereof.  The instrument appointing a proxy shall be in writing under the hand of the Unitholder or his or her attorney, or, if such Unitholder is a corporation, under its corporate seal, and executed by a director, officer or attorney thereof duly authorized.

A Unitholder who has signed and returned the enclosed form of proxy may revoke it (a) by signing a proxy bearing a later date and delivering same to the Trust's transfer agent, Computershare Trust Company of Canada, at  the above address at least 48 hours (excluding Saturdays, Sundays and holidays) prior to the commencement of the Meeting or any adjournment or adjournments thereof, or (b) as to any matter on which a vote shall not already have been cast pursuant to the authority conferred by such proxy, by written notice of revocation and delivering it to the Chairman of the Meeting, or (c) by attending and voting at the Meeting.

EXERCISE OF DISCRETION BY PROXIES

The persons named in the enclosed form of proxy will vote or withhold from voting in accordance with the instructions of the Unitholder on any ballot that may be called for, and if the Unitholder specifies a choice with respect to any matter to be acted on, the securities shall be voted accordingly.  In the absence of such specification such Trust Units will be voted in favour of all matters set out in the proxy.  The enclosed form of proxy confers discretionary authority upon the persons named therein with respect to amendments or variations to matters identified in the Notice of Meeting and to any other matters which may properly come before the Meeting. At the time of printing this Management Information and Proxy Circular, the Management of the Administrator knows of no such amendment, variation or matter to come before the Meeting other than the matters referred to in the enclosed Notice of Annual Meeting of Unitholders, but if other matters do properly come before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in their best judgment.

NOTICE TO BENEFICIAL HOLDERS OF TRUST UNITS

The information set forth in this section is of significant importance to many Unitholders, as a substantial number of the Unitholders do not hold Trust Units in their own name.  Unitholders who do not hold their Trust Units in their own name (referred to herein as "Beneficial Unitholders") should note that only proxies deposited by Unitholders whose names appear on the records of the Trust as the registered holders of Trust Units can be recognized and acted upon at the Meeting.  If Trust Units are listed in an account statement provided to a Unitholder by a broker, then in almost all cases those Trust Units will not be registered in the Unitholder's name on the records of the Trust.  Such Trust Units will more likely be registered under the name of the Unitholder's broker or an agent of that broker.  In Canada, the vast majority of such Trust Units are registered under the name of CDS & Co. (the registration name for The Canadian Depository for Securities), which acts as nominee for many Canadian brokerage firms.  The Trust does not know for whose benefit the Trust Units registered in the name of CDS & Co. are held.  In the United States, Trust Units are often registered under the name of CEDE & Co. (the registration name for The Depository Trust Companies), which acts as nominee for many U.S. brokerage firms.  Trust Units held by brokers or their nominees can only be voted (for or against resolutions) upon the instructions of the Beneficial Unitholder.  Without specific instructions, the broker/nominees are prohibited from voting Trust Units for their clients.

Applicable regulatory policy requires intermediaries/brokers to seek voting instructions from Beneficial Unitholders in advance of Unitholders' meetings.  Every intermediary/broker has its own mailing procedures and provides its own return instructions, which should be carefully followed by Beneficial Unitholders in order to ensure that their Trust Units are voted at the Meeting.  Often, the form of proxy supplied to a Beneficial Unitholder by its broker is identical to the form of proxy provided to registered Unitholders; however, its purpose is limited to instructing the registered Unitholder how to vote on behalf of the Beneficial Unitholder.  The majority of brokers now delegate responsibility for obtaining instructions from clients to ADP Investor Communications ("ADP").  ADP typically mails a scannable Voting Instruction Form in lieu of the form of proxy.  The Beneficial Holder is requested to complete and return the Voting Instruction Form to them by mail or facsimile.  Alternatively the Beneficial Unitholder can call a toll-free telephone number to vote the Trust Units held by the Beneficial Unitholder. ADP then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of Trust Units to be represented at the Meeting.  A Beneficial Unitholder receiving a Voting Instruction Form cannot use that Voting Instruction Form to vote Trust Units directly at the Meeting as the Voting Instruction Form must be returned as directed by ADP well in advance of the Meeting in order to have the Trust Units voted.

VOTING TRUST UNITS AND PRINCIPAL HOLDERS THEREOF

As at the Record Date, 44,799,297 Trust Units were issued and outstanding.  Unitholders of record at the close of business on the Record Date are entitled to notice of and to attend at the Meeting, in person or by proxy, and to one vote per Trust Unit held on any ballot thereat.  When any Trust Unit is held jointly by several persons, any one of them may vote at the Meeting in person or by proxy in respect of such Trust Unit, but if more than one of them shall be present at the Meeting in person or by proxy, and such joint owners of the proxy so present disagree as to any vote to be cast, the joint owner present or represented whose name appears first in the register of Unitholders maintained by the transfer agent of the Trust shall be entitled to cast such vote.

Principal Holders of Trust Units

To the best of the knowledge of the directors and senior officers of the Administrator, the only person or corporation who beneficially owns, directly or indirectly, or exercises control or discretion over Trust Units carrying more than ten percent (10%) of the voting rights attached to all of the issued and outstanding Trust Units are:

Name and Municipality	Type of Ownership/Control	Number of Trust Units Held

Clayton H. Riddell(1)(2) Calgary, Alberta	Beneficial (direct and indirect)	19,651,603 (43.9%)

Notes:

(1)           Mr. Riddell exercises control and direction over Paramount Oil & Gas Ltd. ("POG").    POG is the owner of 16,800,783 Trust Units.  POG's     subsidiaries, Treherne Resources Ltd. and 409790 Alberta Ltd., own 1,804,773 Trust Units and 555,915 Trust Units, respectively.

(2)           Mr. Riddell holds 174,260 Trust Units directly and his spouse holds 315,872 Trust Units.

MATTERS TO BE CONSIDERED AT THE MEETING

1.

Re-Appointment of Computershare Trust Company of Canada as Trustee of Paramount Energy Trust

The Trust Indenture provides that the Unitholders shall at each annual meeting, re-appoint or appoint a successor to the Trustee.  Accordingly, Unitholders will consider an ordinary resolution to appoint Computershare Trust Company of Canada ("Computershare") as trustee of the Trust to hold office until the end of the next annual meeting.  Computershare has been trustee of the Trust since its formation on June 28, 2002.

UNLESS OTHERWISE DIRECTED, THE PERSONS NAMED IN THE ENCLOSED PROXY, IF NAMED AS PROXY, INTEND TO VOTE PROXIES IN FAVOUR OF APPOINTING COMPUTERSHARE AS TRUSTEE OF THE TRUST.

2.

Instructions to Trustee as to fixing the number of, and electing directors of Paramount Energy Operating Corp.

Pursuant to the terms of the Trust Indenture at each annual meeting of Unitholders of the Trust, the Unitholders of the Trust are to authorize and direct the Trustee of the Trust to pass a resolution as the sole shareholder of the Administrator, for the election of directors of the Administrator for the ensuing year.  The board of directors (the "Board") of the Administrator presently consists of six members.  It is proposed that the Board will continue to consist of six members.  IT IS THE INTENTION OF THE PERSONS NAMED IN THE ENCLOSED FORM OF PROXY, IF NAMED AS PROXY AND UNLESS OTHERWISE EXPRESSLY DIRECTED IN COMPLETED FORMS OF PROXY, TO VOTE SUCH PROXIES TO DIRECT THE TRUSTEE, ON BEHALF OF THE TRUST, TO VOTE THE TRUST UNITS OF THE ADMINISTRATOR IN FAVOUR OF FIXING THE NUMBER OF DIRECTORS OF THE ADMINISTRATOR AT SIX (6) AND ELECTING AS DIRECTORS OF THE ADMINISTRATOR FOR THE ENSUING YEAR, THE PERSONS SET OUT IN THE TABLE BELOW.  IT IS NOT CONTEMPLATED THAT ANY OF SUCH PERSONS WILL BE UNABLE TO SERVE AS A DIRECTOR. HOWEVER, IF FOR ANY REASON ANY OF SUCH PERSONS DOES NOT STAND FOR ELECTION OR IS UNABLE TO SERVE AS SUCH, THE PERSONS NAMED IN THE ENCLOSED FORM OF PROXY, IF NAMED AS PROXY, RESERVE THE RIGHT TO DIRECT THE TRUSTEE TO VOTE THE TRUST UNITS OF THE ADMINISTRATOR IN FAVOUR OF THE ELECTION OF ANY OTHER PERSON AS A DIRECTOR OF THE ADMINISTRATOR IN THEIR SOLE DISCRETION UNLESS THE UNITHOLDER HAS SPECIFIED IN HIS OR HER PROXY THAT HIS OR HER TRUST UNITS ARE TO BE WITHHELD FROM SUCH VOTE.

Each director of the Administrator elected by the Trustee as directed by the Unitholders will hold office until the next annual meeting of the Administrator, or until his or her successor is duly elected or appointed, unless his or her office be earlier vacated in accordance with the Administrator's By-Laws.

The following information is based partly on the Administrator's records and partly on information received by the Administrator from the persons set out below, and sets forth the name and address of each of the persons proposed to be elected by the Trustee as a director of the Administrator, his/her principal occupation at present, all other positions and offices in the Administrator held by him/her, the year in which he/she was first elected a director, and the number of Trust Units that he/she has advised are beneficially owned by him/her, directly or indirectly, or over which control or direction is exercised by him/her.

Name & Municipality of Residence	Position	Trust Units Held	Director Since	Principal Occupation During the Last Five Years

Clayton H. Riddell [4] Calgary, Alberta	Chairman of the Board, Chief Executive Officer and Director	19,651,603 [5]	June 28, 2002	Chairman of the Board and Chief Executive Officer, Paramount Resources Ltd. Since 1978 [6]
Susan L. Riddell Rose [3] Calgary, Alberta	President, Chief Operating Officer and Director	111,403	June 28, 2002	President and Chief Operating Officer, Paramount Energy Trust [7]
Karen A. Genoway [2] Calgary, Alberta	Director	9,978	June 28, 2002	Vice-President, Land, Onyx Energy Inc. [8]

Donald J. Nelson [1,2,3,4] Calgary, Alberta	Director	8,750	June 28, 2002	President, Fairway Resources Inc. [9]
John W. Peltier 1, 2, 3, Calgary, Alberta	Director	22,006	June 28, 2002	President of Ipperwash Resources Ltd. since 1978 (and predecessor companies) [10]
Howard R. Ward [1,2] Calgary, Alberta	Director	5,066	June 28, 2002	Partner with International Energy Counsel LLP, a law firm [11]

Notes:

(1) Member of the Audit and Reserve Committee.  The Administrator does not have an executive committee.

(2) Member of the Corporate Governance Committee.

(3) Member of the Environment and Safety Committee.

(4) Member of the Compensation Committee

(5) 16,800,783 of these Trust Units are beneficially held by Paramount Oil & Gas Ltd., and C.H. Riddell is the majority shareholder thereof and V.S.A. Riddell is also a shareholder.

(6) Mr. Riddell is the Chairman of the Board and Chief Executive Officer of the Administrator.  Mr. Riddell also exercises control or direction of Paramount Oil & Gas Ltd., which is a significant Unitholder of the Trust.  Mr. Riddell is also the Chairman of the Board and Chief Executive Officer of Paramount Resources Ltd. ("PRL").  PRL took the initiative in founding and organizing the Trust and the Administrator and their respective businesses.  See "Voting Trust Units and Principal Holders Thereof" and "Interest of Insiders in Material Transactions".

(7) From 1990 until June of 2002, Ms. Rose was employed by Paramount Resources Ltd., culminating in the position of Corporate Operating Officer.

(8) Ms. Genoway was employed with the Enerplus Group of Companies for 13 years and held several positions, including most recently Senior Vice President.  Currently she is the Vice-President, Land for the private company Onyx Energy Inc.  From February 2001 to January 2002, she was Vice-President of Request Management Inc., manager of Request Income Trust.

(9)  Mr. Nelson was with Summit Resources Limited from July 1996 until its acquisition by Paramount Resources Ltd. in June of 2002, where he held the position of Vice-President Operations from July 1996 to September 1998 and President and Director from September 1998 to June of 2002.

(10)  From March 2001 Mr. Peltier was a trustee and, most recently, Chairman of the Board of Trustees of Request Income Trust until its acquisition by Pulse Data Inc. in January 2002.  From 1986 to June 2001 he was a member and, most recently, Chairman of the board of directors of Enermark Inc. and concurrently of the Board of Trustees of Enermark Income Fund.  From May 2000 to June 2001 he was a member of the board of directors of Enerplus Resources Corporation, and concurrently a member of the Board of Trustees of Enerplus Resources Fund.

(11)  From 1978 to 2000 Mr. Ward was a partner of Burstall Ward, Barristers and Solicitors.  From 2000 to June of 2002 he was counsel with Donahue & Partners LLP.  From June 2002 to December of 2002 he was counsel with McCarthy Tetrault LLP.  Effective December of 2002 he became a partner with International Energy Counsel LLP, a law firm.

3.  Appointment of Auditors

The Trust Indenture provides that the auditors of the Trust will be selected at each annual meeting of Unitholders.  Accordingly, at the Meeting Unitholders will consider an ordinary resolution to appoint the firm KPMGLLP  as auditor to hold office until the next annual meeting of Unitholders and to authorize the directors of the Administrator to fix their remuneration.  KPMG has been the auditor of the Trust since its formation on June 28, 2002.

UNLESS OTHERWISE DIRECTED IT IS THE INTENTION OF THE PERSONS NAMED IN THE ENCLOSED FORM OF PROXY, IF NAMED AS PROXY, TO VOTE IN FAVOUR OF THE ABOVE RESOLUTION.

PERFORMANCE ANALYSIS

Performance Graph

The following graph illustrates changes from December 31, 2002 to December 31, 2003, in cumulative Unitholder return, assuming an initial investment of $100 in Trust Units with all cash distributions reinvested, compared to the S&P/TSX Composite Index, the TSX Oil & Gas Producers Index and the S&P/TSX Canadian Energy Trust Total Return Index, with all dividends and distributions reinvested.

	2002/12	2003/12
Paramount Energy Trust (1)	100	123.52
S&P/TSX Composite Index (2)	100	124.29
TSX Oil & Gas Producers Index	100	118.97
S&P/TSX Canadian Energy Trust Total Return Index	100	127.38

Note:

(1)

Paramount Energy Trust Units commenced trading February 7, 2003. Figures shown incorporate cash distributions and change in Unit price from that date to December 31, 2003.

(2)

The S&P/TSX Composite Index was previously called the TSE Composite Index.

EXECUTIVE COMPENSATION

Composition of the Compensation Committee

It is the responsibility of the Compensation Committee of the Administrator's board of directors to make decisions on executive compensation matters.  The Committee is comprised of Messrs. C.H. Riddell and D.J. Nelson, and Ms. K.A. Genoway (Chairman).  The role of the Committee is to assess the performance of and review succession plans of key executive positions.

Report on Executive Compensation

The principal mandate of the Compensation Committee is to ensure that compensation policies are fair, equitable, and competitive with other natural resource companies in order to attract, retain and motivate a highly qualified workforce and provide career opportunities within the Trust.  The compensation practice for executives is built around reward systems that recognize financial results and individual performance and ensure the incentive mechanism of remuneration is well aligned with the interests of the Unitholders.  Currently, two primary components comprise the compensation program:  base salary and long-term incentives provided through periodic grants of Unit Incentive Rights.

Base Salary - Base ranges are established by the Chairman of the Board and the Compensation Committee.  This is the same method used for all salaried employees and is intended to ensure internal pay equity practices are established.  The base rates are intended to be competitive in the market applicable to the Trust's business and are intended to allow the organization to recruit and retain qualified employees.  The Compensation Committee obtains data from a compensation survey prepared by an independent consultant who regularly reviews compensation practices in Canada to support the development of the Trust's competitive plans.

Long Term Incentives - Other than the Trust's Unit Incentive Plan, details of which are provided below, the Trust has no other long-term incentive plans.

Presented by the Compensation Committee:

K. A. Genoway        C. H. Riddell        D. J. Nelson

Summary Compensation Table

The following table sets forth certain information regarding the compensation of the Administrator's Chairman and CEO and each of the Corporation's four other most highly compensated executive officers (collectively, the "Named Executive Officers") measured by base salary and bonuses for the financial year 2003.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation
					Awards		Payouts
Name and Principal Position	Fiscal Year Ended Dec.31,	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Securities Under Options /SAR's Granted (#)	Restricted Shares or Restricted Share Units ($)	LTIP Payouts ($)	All Other Compensation ($)
Clayton H. Riddell Chairman and Chief Executive Officer	2003 2002	175,000 -	- -		200,000 -
Susan L. Riddell Rose President and Chief Operating Officer	2003 2002	232,250 -	- -		200,000 -
Gary C. Jackson Vice President, Land, Legal and Acquisitions	2003 2002	190,750 -	- -		100,000 -
Cameron R. Sebastian Vice President, Finance and Chief Financial Officer	2003 2002	190,750 -	- -		80,000 -
Kevin J. Marjoram Vice President, Operations	2003 2002	156,250 -	- -		80,000 -

1.

Neither the Administrator's Chief Executive Officer nor the Administrator's four most highly compensated executive officers during the financial period from the Trust's inception on June 28, 2002 to December 31, 2003 (the "Named Executive Officers") received any compensation from the Trust during such period.  In addition, no options, stock appreciation rights or incentive rights were granted during the period ended December 31, 2002.

Employment Agreements

Messrs. Jackson, Marjoram, Norris and Sebastian's employment contracts provide that in the event of termination without cause, material reduction in salary, benefits or status of employment or Paramount Oil & Gas selling more than 60% of its Trust Units Messrs. Jackson, Marjoram, Norris and Sebastian will be entitled to a termination payment equal to the greater of 1.5 times their annual salary and related benefits, or industry standard severance compensation.

Distribution Reinvestment and Optional Trust Unit Purchase Plan (the "DRIP Plan")

PET has received required regulatory approvals for and established a Distribution Reinvestment and Optional Unit Purchase Plan (the "DRIP Plan"). Under the DRIP Plan, eligible Unitholders with the opportunity to reinvest monthly cash distributions to acquire additional Trust Units at 94 percent of the Treasury Purchase Price, which is defined as the daily volume weighted average trading prices of the Trust Units for the 10 trading days immediately preceding a distribution payment date.  As well, subject to thresholds and restrictions described in the DRIP Plan, it contains a provision for the purchase of additional Trust Units with Optional Cash Payments of up to $100,000 per Participant per financial year of PET to acquire additional Trust Units at the same six percent discount to the Treasury Purchase Price.  The aggregate number of DRIP Units that may be purchased in any financial year of PET will be limited based on the number of Trust Units issued and outstanding at the start of the financial year.  Participants will not have to pay any brokerage fees or service charges in connection with the purchase of DRIP Units.

PET reserves the right to determine the number of DRIP Units available for purchase under the DRIP Plan for any distribution payment date. In respect of any distribution payment date, if fulfilling all of the elections under the DRIP Plan would result in our exceeding the limitations on the number of DRIP Units issuable under the DRIP Plan, then we will accept elections for the purchase of DRIP Units on such distribution payment: (i) first, from participants electing the Distribution Reinvestment Option; and (ii) second, from participants electing the Cash Payment Option.  If we are unable to accept all elections in a particular category, then we will prorate purchases of DRIP Units on the applicable distribution payment date among all participants in that category according to the number of DRIP Units they seek to purchase.

Unit Incentive Plan

The Trust has adopted the Unit Incentive Plan which permits the Administrator's board of directors to grant non-transferable Incentive Rights to purchase Trust Units to the employees, officers, directors and other service providers.  The purpose of the Unit Incentive Plan is to provide an effective long term incentive to eligible participants and to reward them on the basis of long term performance and distributions.

The Administrator's board of directors administers the Unit Incentive Plan and determines participants in the Unit Incentive Plan, numbers of Incentive Rights granted and the terms of vesting of Incentive Rights.  The grant price of the Incentive Rights (the "Grant Price") must be equal to the per Trust Unit closing price on the trading date immediately preceding the date of grant, unless otherwise permitted.  The holder of the Incentive Rights may elect to reduce the strike price of the Incentive Rights (the "Strike Price").  Upon such election the Administrator would reduce the Strike Price by deducting from the Grant Price the aggregate amounts of all distributions on a per Trust Unit basis that the Trust pays Unitholders after the date of grant which represent a return of more than 2.5% per quarter on the Trust's consolidated net fixed assets on its balance sheet at each calendar quarter end.

Incentive Rights are exercisable for a maximum of 10 years from the date of the grant thereof and are subject to early termination upon the holder ceasing to be an eligible participant, or upon the death of the holder.  In the case of early termination, a holder is entitled, from the date the holder ceased to be an eligible participant to the earlier of 60 days and the end of the exercise period, to exercise vested Incentive Rights.  The holder may exercise such Incentive Rights at the Strike Price in effect at the time the holder ceased to be an eligible participant.  In the case of death, the estate of the holder is entitled from the date of death to the earlier of 6 months and the end of the exercise period, to exercise vested Incentive Rights at the Strike Price in effect at the date of death.  Incentive Rights not vested at the date of termination of the holder or at date of the holder's death are immediately null and void.

The Trust has reserved 3,822,461 Trust Units for issuance under the Unit Incentive Plan.  The number of Trust Units reserved for issuance under the Unit Incentive Plan may only be increased with the Unitholders' approval and any necessary regulatory approval.  The Unit Incentive Plan contains provisions for adjustments to the number of Trust Units issuable thereunder and the Strike Price therefor in the event of a subdivision, consolidation, reclassification or change to the Trust Units.  The Unit Incentive Plan further provides for accelerated vesting of Incentive Units if there is a change of control of Paramount Energy Trust, Paramount Operating Trust or the Administrator.

During the most recently completed financial year 1,145,500 Incentive Rights were outstanding under the Plan, representing 2.6 % of the 44,799,297 Trust Units outstanding, of which 660,000 Incentive Rights were granted in 2003 to Executive Officers.

UNIT INCENTIVE RIGHTS GRANTED TO NAMED EXECUTIVE OFFICERS

DURING THE YEAR ENDED DECEMBER 31, 2003

Name	Unit Incentive Rights Granted (#)	% of Total Unit Incentive Rights Granted in Financial Year	Base Price of Trust Units Underlying Unit Incentive Rights ($/Unit)	Market Value of Trust Units Underlying Unit Incentive Rights on the Date of Grant ($/Unit)	Expiration Date
Clayton H. Riddell Chairman and Chief Executive Officer	200,000	17.5	5.05	5.05	Jan. 28, 2008
Susan L. Riddell Rose President and Chief Operating Officer	200,000	17.5	5.05	5.05	Jan. 28, 2008
Gary C. Jackson Vice President, Land, Legal and Acquisitions	100,000	8.7	5.05	5.05	Jan. 28, 2008
Cameron R. Sebastian Vice President, Finance and Chief Financial Officer	80,000	7.0	5.05	5.05	Jan. 28, 2008
Kevin J. Marjoram Vice President, Operations	80,000	7.0	5.05	5.05	Jan. 28, 2008

The following table and the notes thereto set forth information concerning aggregated exercises of Unit Incentive Rights by the named executive officers during the year ended December 31, 2003 together with the number and value of unexercised Unit Incentive Rights held by each of the named executive officers as at December 31, 2003.

Name	Trust Units Acquired on Exercise (#)	Aggregate Value Realized ($)	Unexercised Unit Incentive Rights Financial Year End (#)		Value of Unexercised in-the-Money Unit Incentive Rights at December 31, 2003 ($) [1]
			Exercisable	Unexercisable	Exercisable	Unexercisable
Clayton H. Riddell President and Chief Executive Officer	-	-	-	200,000	-	1,737,800
Susan L. Riddell Rose President and Chief Operating Officer	-	-	-	200,000	-	1,737,800
Gary C. Jackson Vice President, Land, Legal and Acquisitions	-	-	-	100,000	-	868,900
Cameron R. Sebastian Vice President, Finance and Chief Financial Officer	-	-	-	80,000	-	695,120
Kevin J. Marjoram Vice President, Operations	-	-	-	80,000	-	695,120

1.

Based on December 31, 2003 closing price on the Toronto Stock Exchange of $11.68.

Compensation of Directors

During the fiscal period ended December 31, 2003, directors who are not full-time employees of the Trust were paid an annual retainer of $10,000, plus $1,000 for each Board of Directors and Committee meetings attended.

Total remuneration to directors for the year 2003, was $192,000.00.

CORPORATE GOVERNANCE

In 1995, the Toronto Stock Exchange (the "TSX") established that each issuer that is listed on the Toronto must disclose, on an annual basis, its approach to corporate governance with specific reference to fourteen (14) guidelines.  The Guidelines address such matters as the constitution and independence of board of directors, the functions to be performed by boards and their committees, and the relationship among a corporation's board, management and shareholders.  The table below is a description of the Trust's corporate governance practices and the Trust's compliance with the existing TSX guidelines.   The Corporate Governance Committee has also reviewed the corporate governance guidelines suggested in the Version 1.0 of the Canadian Coalition for Good Governance paper.  The Trust complies with the majority of the guidelines in this paper and will continue to monitor the discussion on the Coalition's recommendations for corporate governance.

The Board and the Corporate Governance Committee are dedicated to the continuing improvement of the Trust's corporate governance practices to ensure the interests of the Board and management are aligned with its Unitholders.

Corporate Governance Guideline	Paramount's Compliance	Comments
1. The Board should explicitly assume responsibility for the stewardship of the Trust, including:	Yes

The mandate of the Board of Directors of Paramount Energy Operating Corp. (the "Board") accepts responsibility for the stewardship of the Trust, directly and through its Board committees, to the extent delegated under the Trust Indenture and with the goal of enhancing Unitholders' value.  The Committee has prepared a Corporate Governance Manual, which is used by each Director to aid them in discharging their duties and responsibilities as a Director of the Trust.  The Corporate Governance Committee reviews the Manual on an annual basis for any required changes.

(a) adoption of a strategic planning process;	Yes

The Board has adopted a formal mandate setting out its responsibilities to review and monitor the Trust's strategic planning process, taking into account among other things, the opportunities and risks of the business.  This is formally dealt with at the annual strategic planning meeting held with the Board and senior management.

(b) the identification of principal risks and implementing risk appropriate systems;	Yes

The Board, through the Audit and Reserve Committee and the Environment, Health and Safety Committee, performs the task of identifying and monitoring the principal risks of the business of the Trust; the implementations of appropriate systems to manage these risks and the review of the integrity of the internal controls and management information systems of the Trust.  A detailed procedural manual is currently underway and will be monitored by the Board on a regular basis.

(c) succession planning, including appointing, training and monitoring senior management;	Yes

The Compensation Committee and the Board of Directors are responsible for monitoring and reviewing the performance of the COO/President and senior management and to ensure adequate succession planning is in place for each of their positions.

(d) a communication policy; and	Yes

The Board has adopted a Disclosure Policy to ensure that communication and continuous disclosure to Unitholders, analysts and the public is timely, factual and accurate with respects of the business and performance of the Trust and is in full compliance with all applicable legal requirements.  The Trust maintains an extensive investor relations website and all major developments, when available, are broadcast through a live conference call and are made available on its website.

(e) the integrity of internal control and management information systems.	Yes

The Board has specifically mandated its Audit and Reserves Committee to ensure that effective systems are in place to monitor and maintain the integrity of the Trust's financial reporting, management information systems, reserves and internal controls.  The Board of Directors mandate is to review these controls on a regular basis.

2. Majority of directors should be "unrelated".	Yes

The Board is presently comprised of six (6) members.  The Board has reviewed the definition of "unrelated director" in the most recent proposed TSX corporate governance guidelines and concluded that four (4) directors are "unrelated directors" and two (2) "related directors", as outlined below.

3. Disclose for each director whether he or she is related (including any relationship between PET and the directors).	Yes	Karen A. Genoway Unrelated Donald J. Nelson Unrelated John W. Peltier Unrelated Clayton H. Riddell Related Chairman and CEO Susan L. Riddell Rose Related President and COO Howard R. Ward Unrelated

4.

Appoint a committee of directors, a majority of whom are unrelated directors, with the responsibility for proposing to the Board new nominees and assessing the effectiveness of the Board on an ongoing basis.

Yes

The Board has appointed all of its unrelated directors to the Corporate Governance Committee.  The mandate of this Committee includes, among other duties, nomination procedures and orientation of new members.  The Committee assesses the effectiveness of the Board through conducting an annual written evaluation and assessment of the performance of the Board and its committees and if required identifies and recommends new nominees to fill vacancies, or to add additional directors, as required by the Board.

5. The Board should implement a process for assessing the effectiveness of the Board as a whole, its committees and individual directors.	Yes

The Corporate Governance Committee is mandated to ensure appropriate structures and procedures are in place to ensure and assist the effectiveness of the Board as a whole, its committee and each individual director.  The Committee has prepared a Corporate Governance Manual, which will be maintained and updated as required. On an annual basis, the Committee conducts a written evaluation and assessment of the performance and effectiveness of the Board and its committees.

6. The Board should provide orientation and education programs for new recruits to the Board.	Yes

The Board has adopted a Corporate Governance Manual to provide each director with adequate information to aid them in performing their duties and responsibilities as directors.  The Manual is reviewed annually by the Corporate Governance Committee and updated on an ongoing basis to provide the highest standard of corporate governance.  Newly elected directors must undergo a period of orientation to familiarize themselves with the business and activities of the Trust.

7. The Board should examine the size of the Board and establish a board size which facilitates effective decision-making.	Yes

The Board has considered its size and has concluded that the number of directors as presently constituted is appropriate, and brings together a mix of skills and backgrounds to permit a diversity of views without detracting from the Board's efficiency and effectiveness.

8. The Board should review the compensation of directors and ensure it reflects the risks and responsibilities involved in being an effective director.	Yes

Part of the Corporate Governance Committee mandate is to annually review the amount of compensation to ensure such compensation reflects the responsibilities and risks involved in being an effective Director.  This Committee has determined that no change is required to the current compensation received by its Directors.

9. Committees of the Board should generally be composed of unrelated directors.	Yes

The Audit and Reserve Committee as well as the Corporate Governance Committee are made up entirely of unrelated directors.

The Environment and Safety Committee and Compensation Committee each have two unrelated directors and one related director.  The Board believes that the one related director adds the familiarity of the organization which benefits the review and decision process of these two committees.  This matter will be reviewed on an annual basis.

10.

The Board should assume responsibility for, or appoint a committee responsible for, the Trust's approach to governance issues.  This committee would be responsible for the corporation's response to these governance guidelines.

Yes

The Board has established a Corporate Governance Committee whose responsibility is to monitor matters pertaining to the Trust's response to and implementation of the guidelines established by the Toronto Stock Exchange relating to corporate governance.  The Committee has prepared a Corporate Governance Manual, which is reviewed annually and updated as required.

11.

The Board, together with the CEO, should develop position descriptions for the Board and the CEO, including the limits to management's responsibilities.  In addition, the Board should approve or develop the corporate objectives which the CEO is responsible for meeting.

Yes

The Board has adopted a Corporate Governance Manual which outlines the roles and responsibilities of the Board, its committees and management.

The Board on an annual basis reviews the Corporate objectives for which the COO/President and senior management are responsible.

12. The Board should have in place appropriate structures and procedures to ensure that the Board can function independently of management.	Yes

The Board has established four committees, each of which are chaired by an unrelated director.  The unrelated directors are empowered to enlist outside expertise on any special project or acquisition.  In order to carry out its duties, the Board has determined that all committees can and do meet with outside experts independently of management, including but not limited to the auditors and reserve evaluators.

13.

The Audit Committee should be composed only of unrelated directors.  The roles and responsibilities of this committee should provide appropriate guidance to its members as to their duties and have direct communication with the internal and external auditors to discuss and review specific issues as appropriate.

Yes

The Audit and Reserve Committee consists of three unrelated directors who monitor the audit functions, the preparation of financial statements and engage and oversee the work of the external auditors independent of management.  The Audit and Reserve Committee meets following each quarter to review the interim financial reports and MD&A of the Trust.  The Audit and Reserve Committee also convenes to review and recommend the Trust's annual financial statements to the Board for its approval.

The Audit and Reserve Committee engage and oversee the work of the reserve evaluator, to consider and review the overall preparation and scope of the evaluation, and reviews the qualifications, experience and independence of the independent evaluator who prepares such reports and its compliance to standards of disclosure set out in NI 51-101.

14. The Board should implement a system to enable individual directors to engage external advisors at the Trust's expense in appropriate circumstances.	Yes

When required, unrelated directors are empowered to engage outside expertise or advisors on any matter, at the expense of Paramount, with the prior approval of the Board.  During the past year, the unrelated directors engaged outside experts to evaluate a non-arms length transaction acquired by the Trust.

INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS

At no time during the most recently completed financial year of the Trust was there any indebtedness of any director or officer of the Administrator, any nominee for election as a director of the Administrator or any associate of any such director, officer or proposed nominee to the Administrator or any subsidiary thereof or to any other entity which is, or at any time since the beginning of the most recently completed financial year has been, the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Administrator or any subsidiary thereof.

ADDITIONAL INFORMATION

Additional information, on the Trust, including financial information is provided in PET's Financial Statements and Management's Discussion and Analysis for the year ended December 31, 2003, which can be found, along with all other publicly filed documents, on SEDAR at www.sedar.com.

For additional copies of this Management Information and Proxy Circular or the Financial Statements and Management's Discussion and Analysis for the year ended December 31, 2003, please contact:

Mr. Cameron R. Sebastian

Chief Financial Officer

Paramount Energy Operating Corp.

500, 630 – 4 Avenue S.W.

Calgary, Alberta  T2P 0J9

Telephone:  (403) 269-4400

Fax:             (403) 269-4444

OTHER MATTERS

Information contained herein is given as of March 18, 2004.  Management knows of no matters to come before the Annual Meeting of Unitholders other than the matters referred to in the enclosed Notice of Annual Meeting of Unitholders.  If any matters which are not know at the time of the Management Information and Proxy Circular should properly come before the Meeting, the enclosed proxy will be voted on such matters in accordance with the best judgment of the person holding such proxy.

APPROVAL AND CERTIFICATION

The contents and mailing of this Management Proxy Circular have been approved by the Board of Directors of the Administrator.

The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

DATED at Calgary, Alberta this 18th day of March, 2004.

Clayton H. Riddell

Cameron R. Sebastian

Chief Executive Officer

Vice President, Finance and

Chief Financial Officer

THIS PROXY IS SOLICITED BY AND ON BEHALF OF MANAGEMENT OF PARAMOUNT ENERGY OPERATING CORP. FOR THE ANNUAL MEETING OF UNITHOLDERS TO BE HELD ON MAY 13, 2004

The undersigned Unitholder of Paramount Energy Trust (the "Trust"), hereby appoints Clayton H. Riddell, or failing him Susan L. Riddell Rose, directors of Paramount Energy Operating Corp., (the "Administrator") the administrator of the Trust and the delegatee of certain powers of Computershare Trust Company of Canada (the "Trustee") as trustee of the Trust, or instead of either of the foregoing, _____________________________, the true and lawful attorney and proxy of the undersigned to attend, act and vote in respect of all Units of the Trust (the "Units") held by the undersigned with full power of substitution at the Annual Meeting of the Unitholders of the Trust to be held on Thursday, May 13, 2004 at 3:00 p.m., Calgary time, and at any adjournments thereof (the "Meeting"), and to vote in respect of all Units of the Corporation registered in the name of the undersigned in the same manner, to the same extent, and with the same power as if the undersigned were present at the Meeting or any adjournment or adjournments thereof, and, without limiting the general authorization and powers hereby given, the persons named herein are specifically directed to vote as indicated below:

1.

To re-appoint Computershare Trust Company of Canada as Trustee of Paramount Energy Trust;

VOTE FOR

___

VOTE AGAINST

___

2.

To instruct Computershare Trust Company of Canada as trustee of Paramount Energy Trust to fix the number of directors of Paramount Energy Operating Corp. to be elected at six (6);

VOTE FOR

___

WITHHOLD VOTE

___

3.

To instruct Computershare Trust Company of Canada as to the election of directors of Paramount Energy Operating Corp. for the ensuing year or until their successors are elected or appointed;

VOTE FOR

___

WITHHOLD VOTE

___

4.

To appoint KPMGLLP, Chartered Accountants, as the Auditors of the Trust for the ensuing year and to authorize the directors of Paramount Energy Operating Corp. to fix their remuneration.

VOTE FOR

___

WITHHOLD VOTE

___

5.

To vote in his/her discretion on any amendment or variation to the foregoing matters or on any other matter or business to properly come before the Meeting.

The undersigned hereby revokes any proxy previously given.

DATED this _______ day of ____________________, 2004

_____________________________

Signature of Unitholder

NOTES:

1.

This Instrument of Proxy should be dated and signed by the Unitholder or attorney authorized in writing.  If the Unitholder is a corporation, the Instrument of Proxy should be signed under its corporate seal or by its duly authorized officer or officers.  Persons signing as executors, administrators, attorneys, trustees, etc. should so indicate and provide their full title as such.

2.

This Instrument of Proxy should be read in conjunction with the accompanying Notice of Meeting and Management Information and Proxy Circular.

3.

This Instrument of Proxy and the power of attorney (if any) under which it is signed will not be valid and will not be acted upon or voted unless completed as outlined herein and deposited at least 48 hours (excluding Saturdays, Sundays and holidays) prior to the commencement of the Meeting or any adjournment or adjournments thereof at the Trust's transfer agent, Computershare Investor Services Inc., 100 University Avenue, 9th Floor, Toronto, Ontario M5J 2Y1, Attention:  Proxy Department.

4.

Unitholders have the right to appoint a person (who need not be a Unitholder) to attend and act for them at the Meeting other than the persons designated in the Instrument of Proxy and may do so either by striking out the names of the designated persons and inserting the name of the person they wish to appoint in the space provided in this Instrument of Proxy, or by completing another proper form of proxy.  The proxyholder is not required to be a Unitholder of the Trust.

5.

This Proxy is solicited by the Management of the Administrator and on any ballot called for will be voted "for" or voted "against" or "withheld" from voting in accordance with the instructions given by the Unitholder;  in the absence of any instructions, management designees, if appointed as proxyholder, will vote "for" the itemized matters and in favour of Management's proposals generally.  If any amendments or variations to matters identified in the Notice of Meeting are proposed at the Meeting, or if any other business properly comes before the Meeting, discretionary authority is hereby conferred with respect thereto.